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                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT


            This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of May 6, 2003 among Waste Services, Inc., a Delaware corporation (the "COMPANY"), Capital Environmental Resource Inc., a corporation amalgamated under the laws of Province of Ontario ("CERI"), and the parties identified as Investors on Schedule A hereto (each individually an "INVESTOR" and collectively the "INVESTORS").

            WHEREAS, the Company, CERI and the Investors have entered into a Preferred Subscription Agreement, dated as of May 6, 2003 (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Company is issuing and selling and, after the date hereof, may issue and sell to the Investors (i) up to 100,000 of the Company's preferred shares (the "INVESTOR SHARES") and (ii) warrants to purchase Common Shares (as such term and other capitalized terms used herein without definition are defined in Section 1), including those warrants issuable under
Section 6.7(c) of the Subscription Agreement ("WARRANTS");

            WHEREAS, the Company and CERI intend to consummate the Migration (as such term is defined in the Subscription Agreement), pursuant to which CERI will become an indirect subsidiary of the Company;

            WHEREAS, pursuant to the Subscription Agreement, in the event the Migration does not occur on or prior to the Migration Outside Date (as such term is defined in the Subscription Agreement), the Investors shall have the right, subject to the terms of the Subscription Agreement, to require CERI (i) to exchange the Investor Shares for preferred shares in the capital of CERI having terms described in the Subscription Agreement and (ii) to exchange the Warrants for warrants to purchase common shares in the capital of CERI having terms described in the Subscription Agreement (any such exchange of Investor Shares and Warrants, an "EXCHANGE EVENT"); and

            WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Subscription Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS. For purposes of this Agreement:

                  (a) "COMMON SHARES" means, subject to SECTION 12, shares of the Company's common stock, par value $.01 per share.

                  (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.



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                  (c) "HOLDER" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
SECTION 11 hereof.

                  (d) "INITIATING HOLDERS" means the Holder(s) initiating a registration request under SECTION 2(a) hereof.

                  (e) "INVESTOR REQUEST" means a request from a Holder or Holders that in the aggregate beneficially own at least twenty-five percent (25%) of the Registrable Securities outstanding as of the date of such request that the Company file a registration statement under the Securities Act with respect to the Registrable Securities; PROVIDED, HOWEVER that such request shall be for not less than 2,000,000 Common Shares or if the remaining amount of Registrable Securities owned by the Holders is less than 2,000,000 Common Shares, such remaining amount.

                  (f) "MAJORITY IN INTEREST OF THE INITIATING HOLDERS" means Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

                  (g) "PERSON" means any individual, partnership, limited liability company, unlimited liability company, joint venture, joint stock company, unincorporated organization, corporation, association, trust or any other entity or organization.

                  (h) "PRIOR AGREEMENTS" means (i) the Registration Rights Agreement, dated as of September 7, 2001, by and between CERI and the investors named therein; and (ii) the Registration Rights Agreement, dated as of February 6, 2002, by and between CERI and the investors named therein.

                  (i) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (j) "REGISTRABLE SECURITIES" means (1) any Common Shares issuable upon exercise of the Warrants and (2) any Common Shares issued to an Investor (or any assignee thereof in accordance with SECTION 11) as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Shares; PROVIDED, HOWEVER, that any Registrable Securities sold by an Investor in a transaction in which such Investor's rights under this Agreement are not assigned pursuant to SECTION 11 below shall cease to be Registrable Securities from and after the time of such sale. In addition, any Common Shares shall cease to be Registrable Securities from and after such time as they are sold to the public in a registered public offering or pursuant to Rule 144 under the Securities Act.

                  (k) "SEC" means the United States Securities and Exchange Commission.

                  (l) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  (m) "VIOLATION" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a


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registration statement filed pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

            2. REQUEST FOR REGISTRATION.

                  (a) If the Company shall receive a written Investor Request after the earlier to occur of (i) the Migration or (ii) an Exchange Event, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of SECTION 2(c) below, file (as expeditiously as practicable, and in any event within sixty
(60) days after the receipt of such request) and use its reasonable best efforts to have declared effective a registration statement under the Securities Act (which may include a "shelf" registration statement for use in connection with a delayed or continuous offering under Rule 415 promulgated under the Securities Act, PROVIDED that the right to require a shelf registration shall only apply to the extent the Company is eligible to use a Form S-3 or in the event of an Exchange Event, a Form F-3) with respect to all Registrable Securities which the Holders request to be registered by the giving of notice to the Company within thirty (30) days after the mailing of the Company's notice referred to above, each such notice to be given in accordance with SECTION 19 below.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this SECTION 2 and the Company shall include such information in the written notice referred to in SECTION 2(a). The Company shall select the managing underwriter to administer the offering, subject to the prior consent of the Initiating Holders not to be unreasonably withheld or delayed. In the event of an underwritten offering pursuant to this SECTION 2, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in SECTION 4(g)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of the Initiating Holders; PROVIDED, HOWEVER, that no Holder shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder (whether by indemnification, contribution or otherwise) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this SECTION 2, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, among the Holders of Registrable Securities that have



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elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by such Holders to be included in such offering in accordance with SECTION 2(a) until such Holders have included in the underwriting all Registrable Securities requested by such Holders to be included, (ii) second, among any other holders of Common Shares who have exercised any piggyback registration rights with respect to such registration under a Prior Agreement that is superior to the piggyback registration rights set forth in this Agreement, and (iii) thereafter among any other holders of Common Shares who have exercised their piggyback registration rights, if permitted hereunder, with respect to such registration.

                  (c) The Company shall be obligated to effect only four (4) registrations pursuant to an Investor Request under this SECTION 2; PROVIDED, HOWEVER, that the Company shall not be obligated to effect more than one (1) registration pursuant to this SECTION 2 in any six (6) month period; and PROVIDED, FURTHER, that the Company shall not be obligated to effect more than one (1) registration pursuant to this SECTION 2 in any twelve (12) month period in the case of "shelf" registrations made pursuant to an Investor Request. An initial request for a shelf registration statement and all subsequent requests that the Company sell Registrable Securities from such shelf registration shall count as one Investor Request. The Company shall be obligated to cause any registration required to be effected pursuant to this SECTION 2(c) to become and remain effective throughout the proposed plan of distribution or for a period of six (6) months, whichever is shorter. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this SECTION 2 if the registration request is subsequently withdrawn at the request of a majority in interest of the Initiating Holders (in which case all Initiating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were requested to be registered in the withdrawn registration by the Initiating Holders); PROVIDED, HOWEVER, that if at the time of such withdrawal, (i) the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company different from that known to the Initiating Holders at the time of their request and the Initiating Holders have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, (ii) the registration statement relating to any such request is not declared effective within ninety
(90) days of the date such registration statement is first filed with the SEC due to any action or inaction of the Company, (iii) if, within the earlier of one hundred eighty (180) days after the registration relating to any such request has become effective and the period of proposed plan of distribution, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Initiating Holders' reasonable satisfaction within thirty (30) days, (iv) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by any Initiating Holder), (v) if more than 40% of the Registrable Securities requested by the Initiating Holders to be included in the registration are not so included pursuant to the cut-back provisions in Section 2(b) or (vi) if the Company elects to defer registration under Section 2(d), then the Company shall pay all such expenses and the Initiating Holders shall not be required to pay any of such expenses, and the Initiating Holders shall retain their rights pursuant to this SECTION 2 and such withdrawn request shall not count as an Investor Request.


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                  (d) Notwithstanding the foregoing, if the Company shall
furnish to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the Company has pending or in process a material transaction (other than the filing of a registration statement) the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, be detrimental to the Company, and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (but not the preparation) for up to sixty (60) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that (i) the Company shall use its best efforts to complete the transaction and file the registration statement as soon as possible, (ii) the Company may not utilize this right for more than an aggregate of one hundred twenty (120) days in any twelve (12) month period and (iii) after deferring the filing of a registration statement under this Section 2(d), the Company must wait sixty (60) days from the expiration of the aforementioned deferral period before it may again utilize such deferral right; PROVIDED, FURTHER, that if at the time of any Investor Request for a registration pursuant to this SECTION 2, the Company has fixed plans (following a resolution of the Board of Directors of the Company so authorizing) to file within sixty (60) days after such request a registration statement covering the sale by the Company of any of its securities in a public offering under the Securities Act, no registration shall be required to be initiated pursuant to this SECTION 2 until one hundred twenty (120) days after the effective date of such Company registration unless the Company is no longer proceeding diligently to effect such registration, provided that the Company shall provide the Holders with the right to participate in such public offering pursuant to, and subject to, SECTION 3.

                  (e) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven (7) days prior to and ninety (90) days (or such longer period, not to exceed one hundred eighty (180) days, which may be required by the managing underwriter, or such shorter period as the managing underwriter may agree) after the effective date of any registration statement filed pursuant to this SECTION 2 for an underwritten public offering (the "TRIGGER DATE") (except (i) as part of such registration, (ii) as permitted by any related underwriting agreement for such registration, (iii) pursuant to an employee equity compensation plan or (iv) pursuant to a registration on Form S-4 or S-8 or any successor form); PROVIDED that, with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement.

                  (f) Upon the request of a majority of the Initiating Holders for the termination of a registration, the Company shall terminate such registration and such registration shall not be considered one of the four (4) registrations required under SECTION 2(c); PROVIDED that the Initiating Holders shall pay the expenses of such registration in accordance with SECTION 2(c) unless excused from doing so under the proviso set forth in SECTION 2(c).

            3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Holders of Registrable Securities) any of its Common Shares under the Securities Act in connection with the public offering of such Common Shares for cash (including, but not limited to, a shelf registration statement on Form S-3, or in the event of an Exchange Event, on Form F-3, but other than a registration on Form S-8 (or similar or successor form) relating to the sale of securities to participants in a Company stock plan or to other



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compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form), or in the event of an Exchange Event, on Form F-4 (or similar or successor form)), the Company shall, at such time and in any event at least twenty (20) days prior to the first filing of the registration statement, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with SECTION 19, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered (unless such shares are subsequently withdrawn from the registration by a Holder), subject to the provisions of SECTION 8. The Company shall have no obligation under this SECTION 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make. Notwithstanding any other provision of this
SECTION 3, if the underwriter, if any, advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, to the Company (including for this purpose a registration effected by the Company for stockholders other than Holders of Registrable Securities as referenced in the first sentence of this SECTION 3), (ii) second, among any other holders of Common Shares who have exercised any piggyback registration rights with respect to such registration that are superior to the piggyback registration rights set forth in this Agreement pursuant to the Prior Agreements, and (iii) thereafter among Holders of Registrable Securities who have exercised their piggyback registration rights with respect to such registration.

            4. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective promptly, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to six (6) months or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities
Act); PROVIDED that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such registration statements or amendments thereto proposed to be filed.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish copies of all documents proposed to be filed with the SEC in connection with such registration to (i) one counsel selected by the Initiating Holders in the case of a registration pursuant to SECTION 2 or
SECTION 3 where there are Initiating Holders or (ii) in the case of a registration pursuant to SECTION 3 where there are no Initiating Holders, one counsel selected by a majority in interest of the Holders selling Registrable Securities, and give such


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counsel to the Holders of such Registrable Securities so to be registered the opportunity to participate in the preparation of any registration statement, amendment, post-effective amendment, supplement to such registration statement or the prospectus used in connection therewith and access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement, and all documents proposed to be filed with the SEC in connection with such registration shall be subject to the review of such counsel, and the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement, amendment, supplement or prospectus does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

                  (d) Furnish to the Holders selling Registrable Securities, without charge, such number of copies of such registration statement and of each amendment and supplement thereto (including all exhibits and documents filed therewith), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as any of the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this SECTION 4(e), or (ii) to file a general consent to service of process in any such state or jurisdiction.

                  (f) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof.

                  (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and take such actions as the Holders of Registrable Securities covered by such registration statement reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition.



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                  (h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and, as promptly as is practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (i) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) of any pre-effective amendment and when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

                  (j) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof at the earliest possible moment. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public or regulatory board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

                  (k) In the case of an offering that is an underwritten public offering or offering by any person who controls the Company within the meaning of the Securities Act, cause to be delivered an opinion of the counsel representing the Company for the purposes of such registration, dated the effective date of such registration statement and in form and substance as is customarily given to underwriters in an underwritten public offering, to be addressed and delivered to the Holders of Registrable Securities covered by such registration statement and the underwriters (if any) (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement).

                  (l) In the case of an offering that is an underwritten public offering or offering by any person who controls the Company within the meaning of the Securities Act, cause to be delivered a "comfort" letter, dated the effective date of such registration statement and in form and substance as is customarily given by independent certified public accountants to the underwriters in an underwritten public offering (unless the registration is pursuant to SECTION 3 and such a letter is not otherwise being furnished to the Company) to be addressed and delivered to the Holders of Registrable Securities covered by such registration statement and the



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underwriters and cause a reaffirmation of such letter to be addressed and delivered to them on the date that such Registrable Securities are delivered to the underwriters for sale.

                  (m) As soon as practicable after the effective date of such registration statement, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement covering a period of at least twelve (12) months beginning after the effective date of such registration statement and otherwise complying with Section 11(a) of the Securities Act.

                  (n) List the Registrable Securities which are registered pursuant to SECTION 2 or SECTION 3 on each national securities exchange or automated quotation system upon which the shares to be registered are traded.

                  (o) Make reasonably available for inspection by any Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, in each case only to the extent necessary to permit the holders to conduct a reasonable investigation within the meaning of the Securities Act (taking into account any other information regarding the Company that any such Holder may already have in its possession). To minimize disruption and expense to the Company during the course of the registration process, the holders and any transferee(s) of the Holders shall, to the extent practicable, coordinate investigation and due diligence efforts hereunder and will enter into confidentiality agreements with the Company in form and substance reasonably satisfactory to the Company and the Holders of the Registrable Securities prior to the disclosure of any confidential or proprietary information of the Company.

                  (p) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

            5. AMENDMENTS, SUPPLEMENTS TO PROSPECTUS. Immediately upon receipt of a notice referred to in SECTION 4(h) hereof, each Holder agrees to (i) cease making sales of securities pursuant to any then effective registration statement or any prospectus contained therein until it has received from the Company an amendment or supplement to the registration statement or prospectus and (ii) if so directed by the Company, to promptly deliver to the Company (at the Company's expense) any copies, other than permanent file copies, of the registration statement or such prospectus then in its possession. In the event that the Company shall give any such notice, the period mentioned in SECTION 2(c) and
SECTION 4(a) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Holder of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by SECTION 4(h).

            6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities


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of any selling Holder that such Holder shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            7. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to SECTIONS 2 AND 3, including (without limitation) all registration, filing and qualification fees, NASD fees, fees and expenses of complying with securities or blue sky laws, fees and expenses associated with listing securities on an exchange or NASDAQ, word processing, duplicating and printing fees, messenger and delivery expenses, transfer agents', trustees', depositories', registrars' and fiscal agents' fees, fees and expenses of counsel and accountants for the Company, including the expenses of any special audits or "cold comfort" letters, reasonable fees and disbursements of one firm of counsel for all of the selling Holders under this Agreement (it being agreed that in the case of a registration under Section 3 where there are no Initiating Holders, counsel will be selected by any holder of securities exercising demand registration rights in connection with such registration, if applicable, or by a majority in interest of the holders including securities in such offering) shall be borne by the Company, even if such registrations, filings or qualifications do not become effective, subject to SECTION 2(c).

            8. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering initiated by the Company or any stockholder other than a Holder of Registrable Securities, the Company shall not be required under SECTION 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company or such stockholder and the underwriters selected by the Company or such stockholder; PROVIDED, HOWEVER, that no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of Registrable Securities and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder (whether by indemnification, contribution or otherwise) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If a Holder complies with the requirements set forth in this SECTION 8, then such Holder shall have the right to be included in any underwritten offering by the Company, whether initiated by the Company or any stockholder, subject to the terms of SECTION 3 and to the limitations set forth below in this SECTION 8.

            9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, to which they may become subject under the Securities Act, the Exchange Act or other federal, state, Canadian federal, provincial or territorial securities law, insofar as such losses, claims, damages or

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liabilities (or actions or proceedings in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by it in connection with such registration or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party. The indemnity agreement contained in this SECTION 9(a) with respect to the Registrable Securities of any indemnified party shall survive the transfer of Registrable Securities by such indemnified party.

                  (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers and employees, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder (and any affiliate thereof) selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state, Canadian federal, provincial or territorial securities law, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration (it being understood that such information shall only consist of the information relating to such holder under Section 2(b)); and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person expressly indemnified pursuant to this SECTION 9(b) in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); PROVIDED, FURTHER, that in no event shall the liability of any Holder under this SECTION 9(b) or otherwise in connection with such registration exceed the net proceeds from the registration received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
SECTION 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel (but no more than one separate counsel, plus any required local counsel, with respect to all indemnified parties) with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel to an indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between, or different defenses available to, such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this SECTION 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby.

                  (d) The obligations of the Company and Holders under this
SECTION 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

                  (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

                  (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then, in lieu of indemnifying such indemnified party, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations in connection with the offering of Registrable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this SECTION 9, no Holder shall be required, pursuant to this SECTION 9 or otherwise in connection with the offering of Registrable Securities, to contribute any amount in excess of (a) the net proceeds received by such indemnifying party from the sale of its Registrable Securities in the offering to which the losses, claims, damages, liabilities, actions, proceedings or expenses of the indemnified party relate minus (b) any amounts previously paid by such indemnifying party pursuant to this SECTION 9 in respect of such claim. No party shall be liable for contribution under this SECTION 9(f) except to the extent and under such circumstances as such party would have been liable for indemnification under this SECTION 9 if such indemnification were enforceable under applicable law.

            10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) remain registered under the Exchange Act and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part to any Person acquiring Registrable Securities from a Holder in compliance with the applicable provisions of any relevant agreement between such Holder and the Company, PROVIDED that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee were a party hereto.

            12. ASSIGNMENT TO CERI. If an Exchange Event occurs, then the rights and obligations of the Company under this Agreement will be automatically assigned to and assumed by CERI, with no further action required on the part of the Company or CERI. Upon the assignment of the Company's rights to CERI pursuant to this SECTION 12, CERI shall become the "Company" for purposes of this Agreement and the defined term "Common Shares" as used herein shall be deemed to refer to common shares in the capital of CERI, and all other terms of this Agreement shall remain in full force and effect.

            13. AMENDMENT; WAIVER. Any provision of this Agreement may be amended only with the written consent of the Company and Holders holding a majority of the Registrable Securities. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Holders holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this SECTION 13 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

            14. CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation or reorganization to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

            15. OTHER AGREEMENTS; PRIORITY. The piggyback registration rights granted hereunder pursuant to SECTION 3 shall, to the extent referred to therein, be subordinate in right to the piggyback registration rights set forth in the Prior Agreements. The rights granted to the Holders hereunder shall not be subordinate to any registration rights granted by the Company or CERI (past or future) except as provided in the immediately preceding sentence.

            16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            17. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

            18. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in SECTION 11), required assigns (as provided in SECTION 12), heirs, executors and administrators of the parties hereto.

            19. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by telecopier, receipt confirmed) or three (3) days after being sent by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

            20. SEVERABILITY. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part hereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            21. TITLES AND SUB-TITLES. The titles and sub-titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            22. DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

            23. COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one instrument.

            24. TERM. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding, subject to the continued effectiveness of the rights and obligations under Section 9.

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

                             WASTE SERVICES, INC.



                             By:  /s/ Thomas E. Durkin
                                 ---------------------------------------------
                                 Name:  Thomas E. Durkin III
                                 Title: Secretary

                             c/o Capital Environmental Resource Inc.
                             1005 Skyview Drive
                             Burlington, Ontario L7P 5B1
                             Attention: Thomas E. Durkin, III
                             Facsimile: (905) 319-9050

                             CAPITAL ENVIRONMENTAL RESOURCE INC.



                             By:  /s/ Thomas E. Durkin
                                 ---------------------------------------------
                                 Name:  Thomas E. Durkin III
                                 Title: Secretary

                             1005 Skyview Drive
                             Burlington, Ontario L7P 5B1
                             Attention: Thomas E. Durkin, III
                             Facsimile: (905) 319-9050

                             INVESTORS:

                             KELSO INVESTMENT ASSOCIATES VI, L.P.

                             By:  Kelso GP VI, LLC,
                                  its general partner


                             By:  /s/ George E. Matelich
                                 ---------------------------------------------
                                 Managing Member


                             c/o Kelso & Company
                             320 Park Avenue, 24th Floor
                             New York, NY  10022
                             Facsimile:  (212) 223-2379
                             Attention:  James J. Connors, II, Esq.

                             KEP VI, LLC



                             By: /s/ George E. Matelich
                                --------------------------------------
                                 Managing Member


                             c/o Kelso & Company
                             320 Park Avenue, 24th Floor
                             New York, NY  10022
                             Facsimile:  (212) 223-2379
                             Attention:  James J. Connors, II, Esq.